     As filed with Securities and Exchange Commission on October 30, 1997

                                                     Registration No. 333-14309
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
                            -----------------------
              (Exact name of issuer as specified in its charter)


          GEORGIA                                             58-1098795
          -------                                             ----------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

            470 EAST PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305
            -------------------------------------------------------
                   (Address of Principal Executive Offices)

       AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED
       ------------------------------------------------------------------
               STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN
               --------------------------------------------------
                   AND DIRECTOR AND OFFICER STOCK OPTION PLAN
                   ------------------------------------------
                           (Full title of the plans)

Agent for Service:                               With Copies to:

Mr. Henry B. Levi                                James C. Edenfield
Gambrell & Stolz, L.L.P.                         American Software, Inc.
Suite 4300                                       470 East Paces Ferry Road, NE
One Peachtree Center                             Atlanta, Georgia 30305
303 Peachtree Street, N. E.
Atlanta, Georgia 30308

Telephone number of agent:
(404) 577-6000

BACKGROUND
----------

On October 17, 1996, the Issuer filed with the Commission Registration Statement No. 333-14309 on Form S-8 in order to register 3,950,486 Class A Common Shares for issuance pursuant to the Issuer's Incentive Stock Option Plan, Nonqualified Stock Option Plan, 1991 Employee Stock Option Plan and Director and Officer Stock Option Plan. Under those Plans, 282,680 shares were issued under that Registration Statement pursuant to exercise of options during the period October 17, 1996 through August 28, 1997, leaving 3,667,806 registered shares unissued. A new Registration Statement on Form S-8, Registration No. 333-34637, was filed on August 28, 1997, registering 4,082,454 Class A Common Shares under those Plans. The new Registration Statement was and is intended to replace Registration Statement No. 333-14309. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after August 28, 1997.

DEREGISTRATION
--------------

Based upon the foregoing, the Issuer hereby deregisters the 3,667,806 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-14309.

                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on October 23, 1997.

                          AMERICAN SOFTWARE, INC.


                          By: /s/ James C. Edenfield
                             -----------------------
                             James C. Edenfield, President
                             and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to a Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                         Capacity                     Date
----                         --------                     ----


/s/ James C. Edenfield       President, Chief                October 23, 1997
----------------------       Executive Officer and
James C. Edenfield           Director

*                            Chairman of the Board
----------------------       of Directors
Thomas L. Newberry


*                            Director
----------------------
David H. Gambrell


*                            Director
----------------------
Thomas R. Williams


/s/ David E. Weigand         Principal Accounting            October 23, 1997
----------------------       Officer and Acting
David E. Weigand             Principal Financial Officer

*By:/s/ James C. Edenfield
    ----------------------
    James C. Edenfield, at Attorney-in-Fact                  October 23, 1997